UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                   FORM 8-K

                                 CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of The
                      Securities Exchange Act of 1934



January 31, 2008
Date of Report (Date of earliest event reported):


Bear Stearns Structured Products Inc. Trust 2007-R3
(Exact name of issuing entity as specified in its charter)


Structured Asset Mortgage Investments II Inc.
(Exact name of depositor as specified in its charter)


EMC Mortgage Corporation
(Exact name of sponsor as specified in its charter)


New York                 333-140247-20                 54-6760609
(State or other          (Commission                   (IRS Employer
jurisdiction              File Number)                 Identification No.)
of incorporation)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                                    21045
(Address of principal executive offices)                        (Zip Code)


(410) 884-2000
(Registrant's telephone number, including area code)


Not Applicable
Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Section 6 - Asset-Backed Securities

Item 6.04 - Failure to Make a Required Distribution


On January 31, 2008, the Grantor Trust Trustee discovered that $19,532.33, representing principal distributions on the Structured Asset Mortgage Investments II Trust 2007-AR7 Class A-4 Certificates Underlying Securities for the related Underlying Security Distribution Date, which should have been distributed as interest to the Class A-1 Grantor Trust Certificates on the December 2007 Distribution Date, was not so distributed due to an error in the model used to calculate cashflows for this transaction. Such error in the model has been corrected, and the Grantor Trust Trustee will distribute the $19,532.33 as interest on the Class A-1 Grantor Trust Certificates to the certificateholders on February 5, 2008. The distribution report for the December 2007 distribution will be revised to reflect the correction in distributions described herein, and such revised distribution report will be filed via a Form 10-D/A.




 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structured Asset Mortgage Investments II Inc.
 (Depositor)

 /s/ Mary Haggarty
 Mary Haggarty, Vice President

 Date: Februray 5, 2008